Exhibit 4.11

Hoverink Biotechnologies, Inc.

1801 Century Park E., 24th Floor

Los Angeles, California  90067

info@hoverink.net

866-443-4666

Oct 20, 2017

Ben Bunker ESQ.

The Bunker Law Group, PLLC

benbunker@bunkerlawgroup.com

T (702) 784-5990

3753 Howard Hughes Parkway, Suite 200

Las Vegas, Nevada 89169

Dear Mr. Bunker:

I, Debbie Carter, am the Chief Executive Officer of Hoverink Biotechnologies, Inc.

I represent that:

(a) I have provided you with a true and correct copy of the registration statement of Hoverink Biotechnologies, Inc. (the “Company”) filed on Form S-1 with the Securities and Exchange Commission on Oct 23, 2017, including the Prospectus regarding the Primary Offering, the Secondary Offering;

(b) I have provided you with true and correct information about the Company and the Primary Offering of 2,000,000 shares of the Company’s common stock at an offering price of $20.00 per share and a Secondary Offering of 4,550,000 shares of Company common stock, including information on each of the Selling Shareholders listed in the Prospectus and in Exhibit A to this letter;

(c) three of the Selling Shareholders are affiliates of the Company,

(d) I caused Exhibit A to this letter listing the Selling Shareholders and the shares owned by each to be prepared and it is a true and accurate list of the Shareholders and the number of shares held by each,

(e) All of the shares owned by the Selling Shareholders and listed in Exhibit A were validly issued and payment in full for those shares was received by the Company;

(f) I have provided you with true and correct documents confirming how and when payment in full was made for the shares held by the Selling Shareholders and regarding the validity of the issuance of those shares;

(g) There have been 100,000,000 shares of common stock authorized by the Certificate of Incorporation, as amended, and 36,772,000 have been issued as of the date of this letter;

(h) I have provided you with true and accurate copies of the Stock Issuance Forms related to the issuance of the shares held by each of the Selling Shareholders;

(i)     I have provided you with a true and correct copy of the Consent of Director[s] in Lieu of a Meeting of Hoverink International Holdings, Inc. dated February 16, 2015, which authorized the issuance of the shares of Selling Shareholders and confirmed payment for the shares;

(m)    I have provided you with a Consent of Board of Board of Directors of Hoverink Biotechnologies, Inc. Authorizing Issuance of Shares dated Oct 20, 2017, that authorizes the issuance of the shares that will be offered in the Primary Offering in exchange for payment in full;

(n)     I have provided you with true and correct copies of documents from the Company’s minute book showing all Board of Directors actions since the change of control with Sky Run Acquisition Corporation took place;

(o)     The Company is a pre-clinical stage development stage company; and

(p)     A copy of the Registration Statement on Form S-1 and its Prospectus will be available to each purchaser of securities in the Primary Offering;

(q)     The Selling Shareholders in the Secondary Offering were issued book entry certificates and all of the certificated Shares are marked with a restrictive legend. I have confirmed that the stock transfer books of the Company as maintained by the Company’s stock transfer agent, Direct Transfer, LLC, are marked with a stop order with respect to these securities.

Please notify me if you require any additional information.

Regards,

Debbie Carter

Chief Executive Officer

[Exhibit A follows]

Exhibit A (Also appearing in the Form S-1 Registration Statement)

SELLING SECURITY

HOLDERS

Table of Selling Shareholders

The selling security holders named in this prospectus are offering all of the offering 4,550,000 common shares (the “Secondary Offering”), 4,550,000 common shares offered through this prospectus. The offer under this prospectus is comprised of the securities provided above. The selling security holders named in this prospectus are offering 4,550,000 common shares (the “Secondary Offering”), which includes 4,550,000 common shares all discussed elsewhere in this Prospectus. The selling stockholders, who are deemed underwriters as that term is defined under the Securities Exchange Act of 1934, or the rules and regulations thereunder, may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. The prices at which the selling security holders may sell their shares will be at a fixed price of $20.00 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board sponsored by FINRA or OTCQB operated by OTC Markets Group, Inc

The following table provides as of Sept 22, 2017 information regarding the beneficial ownership of our common shares held by each of the selling security holders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The following table sets forth ownership of shares held by each person who is a selling shareholder. The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1934, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.

Name	Shares Owned Before Offering	Offered Herein	Shares Owned
Debbie Mae Carter P.O. Box 42 Dennis, TX 76439	9,440,000	264,000	9,176,000
The Cyrus Sajna and Davidra Sajna Revocable Living Trust P.O. Box 60501 Fort Worth, TX 76115	3,480,000	348,000	3,132,000
Davidra Sajna P.O. Box 60501 Fort Worth, TX 76115	9,740,000	284,000	9,456,000
W. Neil Gallagher 1845 Precinct Line Rd Suite 245 Hurst, TX 76054	2,940,000	1,940,000	1,000,000
Cyrus Sajna P.O. Box 60501 Fort Worth, TX 76115	8,200,000	0	8,200,000
W. Neil Gallagher 1845 Precinct Line Rd Suite 245 Hurst, TX 76054	2,940,000	1,940,000	1,000,000

Metroplex Economic Development Corporation 6777 W. Kiest Blvd. Dallas, TX 75236	490,000	490,000	0
Word of God Fellowship, Inc. 3901 Hwy 121 Bedford, TX 76021	60,000	60,000	0
Crockett Benjamin Carter P.O. Box 42 Dennis, TX 76439	75,000	75,000	0
Arquilla Jean Garrett 6854 Heath Street Houston, TX 77016	15,000	15,000	0
Janice Carol Savage 568 Keble Drive Crowley, TX 76036	300,000	300,000	0
Ruby Jewel Neal 5018 Brockleigh Lamarque, TX 77568	15,000	15,000	0
Joseph Williams 8413 Beaufort Court Fort Worth, TX 76123	45,000	45,000	0
Adrian Williams 8413 Beaufort Court Fort Worth, TX 76123	25,000	25,000	0
Catrina Moak 1405 Whittenburg Drive Fort Worth TX 76134	25,000	25,000	0
Brandon Eugene Smith 4949 Madyson Ridge Drive, Fort Worth TX 76133	15,000	15,000	0
Marneisha Renee Prince 4949 Madyson Ridge Drive, Fort Worth TX 76133	10,000	10,000	0
Rebekah Fawn Hasty P.O. Box 42 Dennis, TX 76439	25,000	25,000	0
Charlotte Ann Prater P.O. Box 42, Dennis, TX 76439	25,000	25,000	0
Sharonda Mchenry 627 Gundersen Drive, # 206 Carol Stream, IL 60188	20,000	20,000	0
Pentecostal Temple 523 Centre St San Marcos, TX 78666	10,000	10,000	0
Peggy Ann Sajna P.O. Box 60501 Fort Worth Texas 76115	10,000	10,000`	0
Charles Douglas Stewart 733 Nelson Place Burleson, TX 76028	40,000	40,000	0
Tonia Theresa Castille 733 Nelson Place Burleson, TX 76028	10,000	10,000	0
Breana Meshuan Williams 7400 Little Rock Lane Fort Worth, TX 76120	50,000	50,000	0
Christina Flowers 7500 Belcross Lane Fort Worth, 76133	10,000	10,000	0
Kenisha Williams-Turner 520 Ashdale Drive Fort Worth, TX 76140	10,000	10,000	0
Randall A Jones 31878 Del Obispo Street, Suite 118-112 111 San Juan Capistrano, CA 92675	106,000	106,000	0
James Borchert 6731 Bridge Street #221 Fort Worth, Texas 76112	55,000	55,000	0

Lauretta Nevills 1806 Whitney Drive Garland, TX 75040	11,000	11,000	0
Meshelle Lance Peavler 4825 Overton Ave Fort Worth, TX 76133	10,000	10,000	0
Total	4,550,000

The offering may terminate on the earlier of:

i.	the date when the sale of all 4,550,000 shares is completed, or

ii.	(9) Months from the effective date of this document or any extension thereto.

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